Exhibit 99.1

ZS Pharma to Present at the 21st Annual BioCentury NewsMakers Conference

COPPELL, Texas – September 17, 2014—ZS Pharma (Nasdaq: ZSPH), a biopharmaceutical company developing novel treatments for kidney, cardiovascular, liver and metabolic disorders, today announced that management will present at the 21st Annual BioCentury NewsMakers Conference at the Millennium Broadway Hotel in New York City on Friday, September 26, 2014, from 3:30-3:55 p.m. ET in Presentation Room 311.

About ZS-9’s Clinical Development Program

The ZS-9 clinical program is designed to investigate the treatment of acute and chronic hyperkalemia, regardless of underlying cause. ZS Pharma has completed ZS003, a 753-patient Phase 3 study, which showed that ZS-9 rapidly reduced serum potassium in hyperkalemic patients to normal levels within the 48-hour Acute Phase and then controlled potassium in the normal range throughout the 12-day Extended Treatment Phase. In addition, the study provided evidence suggesting that ZS-9 is safe and well tolerated with an adverse event profile similar to placebo.

ZS Pharma is currently conducting ZS004, now referred to as the HARMONIZE study (HyperkAlemia RandoMized interventiON multI-dose ZS-9 maintEnance clinical trial), its second Phase 3 clinical trial of ZS-9. This randomized, double-blind, placebo-controlled study is designed to confirm, over a longer treatment period, the positive results observed in ZS003. In addition to the HARMONIZE study, the Company is conducting an additional long-term safety study, ZS005, designed to evaluate the ability of ZS- 9 to restore and maintain normal serum potassium levels in patients with hyperkalemia over at least one year of dosing. The Company plans to file a New Drug Application with the United States Food and Drug Administration and a Marketing Authorization Application with the European Medicines Agency in the first half of 2015.

About Hyperkalemia

Hyperkalemia, or higher than normal potassium levels (typically defined as a serum potassium level >5 mEq/L), is a life-threatening metabolic condition that can lead to cardiac arrhythmia and sudden cardiac death. Hyperkalemia is characterized by abnormally high concentrations of potassium in the blood resulting from the inability of the kidneys to excrete potassium, impairment of mechanisms that transport potassium into cells, or a combination of both factors. The causes of hyperkalemia vary but the most common are chronic kidney disease (CKD), diabetes, heart failure (HF) and side effects from cardio-renal protective drug therapy, such as renin angiotensin aldosterone system (RAAS) inhibitors.

About ZS Pharma

ZS Pharma is a publicly-traded, specialty pharmaceutical company based in Coppell, Texas. ZS Pharma’s lead therapeutic candidate, ZS-9, is an investigational treatment for hyperkalemia that is being evaluated in late-stage clinical trials to demonstrate its ability to safely and effectively remove excess potassium from the blood and maintain normal potassium levels. ZS Pharma is also pursuing the discovery of additional drug candidates that utilize its novel selective ion-trap technology for the treatment of kidney and liver diseases. Additional information is available at http://www.zspharma.com.

Forward-Looking Statements

ZS Pharma cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “should,” “intends,” “potential,” “suggests,”

“assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding the timing of potential regulatory submission and approval of the NDA and/or MAA for ZS-9. Inclusion of forward-looking statements should not be regarded as a representation by ZS Pharma that any of its plans will be achieved. Actual results may differ materially from those expressed or implied in this release due to the risk and uncertainties inherent in the ZS Pharma business, including, without limitation: the potential for clinical data to not meet pre-specified statistical endpoints, regulatory authorities to not approve an application for ZS-9; analysis of ongoing or future potential clinical trials, including safety-related data, may produce negative or inconclusive results, or may be inconsistent with clinical results achieved to date; the therapeutic and commercial value of ZS-9; and other risks described in ZS Pharma’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and ZS Pharma undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading “Risk Factors” in ZS Pharma’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission August 14, 2014 and its other reports, which are available from the SEC’s website (http://www.sec.gov) and on ZS Pharma’s website (http://www.zspharma.com) under the heading “Investors”. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

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ZS Pharma Contacts:

Jessica Volchok (Media) BrewLife 310.849.7985 jvolchok@brewlife.com	Adam Tomasi (Investors) ZS Pharma 650.458.4100 atomasi@zspharma.com

Source: ZS Pharma